Exhibit 23.1
Consent of Rothschild
We hereby consent to the use in the Registration Statement of Tecumseh Products Company (“Tecumseh”) on Form S-4 and in the Proxy Statement/Prospectus of Tecumseh, which is part of the Registration Statement, as the same may be amended (the “Registration Statement”), of our opinion dated February 21, 2009 appearing as Annex B to such Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the heading “Opinions of Financial Advisor”, “Background of the Proposed Recapitalization”, “Reasons for the Proposed Recapitalization”, and “Rothschild Opinion”. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.
     ROTHSCHILD
     By: /s/ Rothschild Inc.
New York, New York
March 25, 2009